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                                                                    EXHIBIT 4.2

                              NETGATEWAY, INC.


COMMON STOCK                                                  CUSIP 641111 10 9
PAR VALUE $.001                             SEE REVERSE FOR CERTAIN DEFINITIONS
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


THIS CERTIFIES THAT






is the record holder of


  FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.001, OF
                              NETGATEWAY, INC.

transferable on the books of the Corporation by the holder hereto in person or by duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to the laws of the State of Delaware and all provisions of the Certificate of Incorporation, and the Bylaws of the Corporation all as from time to time amended (copies thereof being on file with the Secretary of the Corporation) and the holder hereof, accepting this certificate, expressly assents thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

   WITNESS the seal of the Corporation and the facsimile signatures of its duly authorized officers.

   Dated

   NETGATEWAY
      SEAL
      1999
                Secretary     President           Countersigned and Registered
                                                  Colonial Stock Transfer Co.
                                                  Transfer Agent and Registrar